UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2005

TOWER AUTOMOTIVE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-12733	41-1746238
(Commission File Number)	(IRS Employer Identification No.)

27175 HAGGERTY ROAD, NOVI, MICHIGAN 48377
(Address of Principal Executive Offices) (Zip Code)

(248) 675-6000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ( c))

Section 2 — Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 15, 2005, Tower Automotive, Inc. (the “Company”) committed to a plan to close its Belcamp, MD, Bowling Green, KY and Corydon, IN facilities. In addition, as a result of the closing of the Corydon, IN facility, the Company will reduce the number of employees at its Granite City, IL facility. These actions will result in the elimination of approximately 800 positions. The facility closures are expected to be completed by June 30, 2005.

These operational restructuring initiatives are designed to reduce excess capacity and associated costs and improve overall efficiency.

Total estimated costs associated with these actions amount to approximately $63.4 million, which is comprised of employee termination benefits of $3.8 million, asset impairment charges of $32.1 million, related lease costs of $25.0 million and other costs of $2.5 million. Future cash expenditures for these actions are estimated at $4.5 million. These amounts do not include approximately $4.7 million of cash expenditures to be incurred for training and relocation of colleagues and equipment.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

c.         Exhibits.

99.1    Press Release dated April 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOWER AUTOMOTIVE, INC.

Registrant

Date: April 20, 2005	/s/ Christopher T. Hatto

Christopher T. Hatto
Chief Accounting Officer

Exhibit Index

Exhibit no.	Exhibit Description
99.1	Press Release dated April 15, 2005.